SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-BHC COMMUNICATIONS A

GABELLI FUNDS, INC.

          THE GABELLI EQUITY TRUST,INC.

                    3/06/96            7,600-           92.9669


          THE GABELLI ASSET FUND

                    3/06/96           69,000-           92.9669


GAMCO INVESTORS, INC.

                    3/06/96           12,300-           92.9919
                    3/05/96            2,000-           92.7500
                    3/04/96              500            92.3750
                    3/01/96            2,700-           92.3750
                    2/28/96            4,000-           92.8125
                    2/27/96            1,500-           93.1333
                    2/27/96            2,100-             *DO
                    2/26/96              200-           93.1250
                    2/21/96            2,500-           93.3750
                    2/15/96            3,000-           93.6000
                    2/14/96            1,600-           93.6563
                    2/07/96              500-           89.8750
                    2/05/96              300            89.5000






(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.




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